Exhibit 99.1

Clearwater Paper Reports First Quarter 2018 Results

SPOKANE, Wash.--(BUSINESS WIRE)--April 19, 2018--Clearwater Paper Corporation (NYSE:CLW) today reported financial results for the first quarter of 2018.

The company reported net sales of $437.0 million for the first quarter of 2018, essentially flat with net sales of $437.5 million for the first quarter of 2017. Net earnings determined in accordance with generally accepted accounting principles, or GAAP, for the first quarter of 2018 were $2.6 million, or $0.16 per diluted share, compared to net earnings for the first quarter of 2017 of $7.5 million, or $0.45 per diluted share. The decrease in net earnings was due primarily to challenging industry-wide economic conditions, which include lower non-ultra grade tissue pricing and higher input costs for transportation, wood fiber, external pulp and chemicals. In addition, shipment volumes were lower and the company incurred reorganization related expenses associated with its selling, general and administrative cost reduction efforts. Those items were partially offset by higher paperboard pricing, operating productivity improvements, improved product mix for both businesses, and a lower tax rate. Excluding certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, first quarter 2018 adjusted net earnings were $5.2 million, or $0.31 per diluted share, compared to first quarter 2017 adjusted net earnings of $10.7 million, or $0.64 per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, were $35.4 million for the first quarter of 2018, compared to $48.1 million for the first quarter of 2017. Adjusted EBITDA for the quarter was $39.8 million, down 19.3% compared to first quarter 2017 Adjusted EBITDA of $49.3 million.

“The first quarter showed solid demand for our consumer tissue and paperboard products. This demand was offset by continued competitive pressures especially in conventional grades of retail tissue and higher input costs for both businesses,” said Linda K. Massman, president and chief executive officer. “We will continue to enhance our leading position in at-home private label tissue and SBS paperboard while continuing to aggressively improve our cost position and efficiencies to generate strong cash flow and improved Return On Invested Capital.”

FIRST QUARTER 2018 SEGMENT PERFORMANCE

Consumer Products

Net sales in the Consumer Products segment were $238.8 million for the first quarter of 2018, down 1.5% compared to first quarter 2017 net sales of $242.4 million. This decrease was due primarily to lower shipment volumes of parent rolls and away-from-home tissue, partially offset by a 2.9% increase in retail tissue volumes.

Operating income and margin for the first quarter of 2018 decreased to $1.6 million and 0.7%, compared to $6.2 million and 2.6%, respectively, in the first quarter of 2017. After adjusting for certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, adjusted operating income and margin of $3.1 million and 1.3% for the first quarter of 2018 were down from $12.4 million and 5.1% for the same period in 2017. Adjusted EBITDA for the segment decreased from $27.0 million in the first quarter of 2017 to $17.4 million in the first quarter of 2018. These decreases were primarily due to higher input costs for transportation and external pulp.

Tissue Sales Volumes and Prices:

  Total tissue volumes sold were 92,207 tons in the first quarter of 2018, a decrease of 3.3% compared to 95,364 tons in the first quarter of 2017. Converted product cases shipped were 13.3 million in the first quarter of 2018, 1.1% higher than 13.1 million cases shipped in the first quarter of 2017.
  Average tissue net selling prices increased 1.1% or $29 per ton to $2,568 per ton in the first quarter of 2018, compared to $2,539 per ton in the first quarter of 2017, due to improved product mix.

Pulp and Paperboard

Net sales in the Pulp and Paperboard segment were $198.1 million for the first quarter of 2018, up 1.5% compared to first quarter 2017 net sales of $195.1 million. The increase was primarily due to higher paperboard prices.

Operating income for the first quarter of 2018 decreased $1.0 million to $26.2 million, compared to operating income of $27.2 million for the first quarter of 2017. Pulp and paperboard's operating margin decreased to 13.2% in the first quarter of 2018 from 13.9% in the first quarter of 2017. These decreases were primarily due to higher input costs for chemicals and wood fiber, as well as higher planned maintenance at the Arkansas mill and increased depreciation expense, partially offset by increased net sales. After adjusting for the increased depreciation expense and certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, Adjusted EBITDA for the segment was $35.9 million in the first quarter of 2018, compared to $35.3 million in the first quarter of 2017.

Paperboard Sales Volumes and Prices:

  Paperboard sales volumes were 206,309 tons in the first quarter of 2018, compared to 210,382 tons in the first quarter of 2017.
  Paperboard net selling prices increased 3.6% to $960 per ton for the first quarter 2018, compared to $927 per ton in the first quarter of 2017.

Taxes

The company's consolidated tax rate for the first quarter of 2018 was a benefit of 16.1%. This compares to a 40.0% tax rate in the first quarter of 2017. The favorable tax rate for the first quarter of 2018 was primarily the result of the federal corporate rate reduction enacted with the Tax Cuts and Jobs Act. In addition, during the first quarter of 2018 the company recognized income tax benefits from a federal tax law extension on a previously expired credit and the remeasurement of deferred tax items reflecting enacted state tax rate changes.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the company presents certain non-GAAP financial information for the first quarters of 2018 and 2017, including adjusted net earnings, adjusted net earnings per diluted share, EBITDA, adjusted EBITDA, adjusted operating income and adjusted operating margin. Because these amounts are not in accordance with GAAP, reconciliations to net earnings, net earnings per diluted share and operating income as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses EBITDA and Adjusted EBITDA: (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies, and (iii) because our credit agreement and the indentures governing our outstanding notes use metrics similar to EBITDA to measure our compliance with certain covenants.

WEBCAST INFORMATION

Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at http://ir.clearwaterpaper.com/results.cfm beginning at 5:00 p.m. Pacific Time today.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding competitive pressures, input costs, market and industry conditions, market position, tissue and paperboard segments, operational efficiency and cost control projects, Return On Invested Capital and cash flows. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: competitive pricing pressures for the company's products, including as a result of increased capacity as additional manufacturing facilities are operated by the company's competitors; the loss of or changes in prices in regards to a significant customer; changes in customer product preferences and competitors' product offerings; the company's ability to successfully implement its operational efficiencies and cost savings strategies, including related capital projects; the company's ability to execute on its growth and expansion strategies, including on-time completion of the company's planned new tissue manufacturing and converting operations in Shelby, North Carolina; customer acceptance and timing and quantity of purchases of the company's tissue products, including the existence of sufficient demand for and the quality of tissue produced by the expanded Shelby, North Carolina operations when they are completed; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; labor disruptions; changes in transportation costs and disruptions in transportation services; changes in the cost and availability of wood fiber and wood pulp; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunction and damage to the company's manufacturing facilities; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; cyclical industry conditions; changes in expenses and required contributions associated with the company's pension plans; environmental liabilities or expenditures; cyber-security risks; reliance on a limited number of third-party suppliers for raw materials; the company’s inability to service its debt obligations; restrictions on the company’s business from debt covenants and terms; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations.

Clearwater Paper Corporation
Consolidated Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended
	March 31,
	2018		2017
Net sales	$436,952	100%	$437,525	100%
Costs and expenses:
Cost of sales[1]	(392,433)	90%	(387,060)	88%
Selling, general and administrative expenses[1]	(32,980)	8%	(29,955)	7%
Total operating costs and expenses	(425,413)	97%	(417,015)	95%
Income from operations	11,539	3%	20,510	5%
Interest expense, net	(8,020)	2%	(8,043)	2%
Non-operating pension and other postretirement benefit costs[1]	(1,279)	—%	48	—%
Earnings before income taxes	2,240	1%	12,515	3%
Income tax benefit (provision)	360	—%	(5,000)	1%
Net earnings	$2,600	1%	$7,515	2%
Net earnings per common share:
Basic	$0.16		$0.46
Diluted	0.16		0.45
Average shares outstanding (in thousands):
Basic	16,476		16,484
Diluted	16,577		16,642

[1]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit costs other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$12,064	$15,738
Receivables, net	137,622	142,065
Taxes receivable	18,819	20,282
Inventories	259,432	266,043
Other current assets	8,740	8,661
Total current assets	436,677	452,789
Property, plant and equipment, net	1,077,643	1,050,982
Goodwill	244,161	244,161
Intangible assets, net	30,592	32,542
Other assets, net	22,839	21,778
TOTAL ASSETS	$1,811,912	$1,802,252

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under revolving credit facilities	$168,500	$155,000
Accounts payable and accrued liabilities	249,337	256,621
Current liability for pensions and other postretirement employee benefits	7,631	7,631
Total current liabilities	425,468	419,252
Long-term debt	570,716	570,524
Liability for pensions and other postretirement employee benefits	70,934	72,469
Other long-term obligations	42,189	43,275
Accrued taxes	2,807	2,770
Deferred tax liabilities	119,078	118,528
TOTAL LIABILITIES	1,231,192	1,226,818

Stockholders' equity	580,720	575,434
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,811,912	$1,802,252

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$2,600	$7,515
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	25,167	27,557
Equity-based compensation expense	781	17
Deferred taxes	(240)	4,375
Employee benefit plans	312	(788)
Other non-cash adjustments, net	336	655
Changes in working capital	1,244	(1,089)
Changes in taxes receivable, net	1,463	5,597
Other, net	(810)	1,699
Net cash flows from operating activities	30,853	45,538
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(48,430)	(42,247)
Other, net	768	368
Net cash flows from investing activities	(47,662)	(41,879)
CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	—	(4,875)
Borrowings on revolving credit facilities	87,325	91,000
Repayments of borrowings on revolving credit facilities	(73,825)	(96,000)
Other, net	(365)	(790)
Net cash flows from financing activities	13,135	(10,665)
Decrease in cash and cash equivalents	(3,674)	(7,006)
Cash and cash equivalents at beginning of period	15,738	23,001
Cash and cash equivalents at end of period	$12,064	$15,995

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Three Months Ended
	March 31,
	2018		2017
Segment net sales:
Consumer Products	$238,842	55%	$242,423	55%
Pulp and Paperboard	198,110	45%	195,102	45%
Total segment net sales	$436,952	100%	$437,525	100%

Operating income (loss):
Consumer Products[1]	$1,629	14%	$6,204	30%
Pulp and Paperboard[1]	26,154	227%	27,200	133%
	27,783		33,404
Corporate[1]	(16,244)	141%	(12,894)	63%
Income from operations	$11,539	100%	$20,510	100%

[1]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit costs other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
Net earnings	$2,600	$7,515
Add back:
Interest expense, net	8,020	8,043
Income tax (benefit) provision	(360)	5,000
Depreciation and amortization expense[3]	25,167	27,557
EBITDA[1]	$35,427	$48,115

Directors' equity-based compensation benefit	$(709)	$(1,450)
Reorganization expenses associated with SG&A cost control measures	5,104	—
Costs associated with Oklahoma City facility closure	—	2,074
Costs associated with Long Island facility closure	—	466
Manchester Industries acquisition related expenses	—	115
Adjusted EBITDA[2]	$39,822	$49,320

[1]

EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.

[2]	Adjusted EBITDA excludes the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[3]	Depreciation and amortization expense for the three months ended March 31, 2017 includes accelerated depreciation of $3.7 million associated with the March 2017 Oklahoma City facility closure.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Earnings and Adjusted Net Earnings Per Diluted Common Share
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2018	2017
GAAP net earnings	$2,600	$7,515
Adjustments, after-tax[1]:
Directors' equity-based compensation benefit	(532)	(957)
Reorganization expenses associated with SG&A cost control measures	3,828	—
Impact of state tax rate changes	(676)	—
Costs associated with Oklahoma City facility closure	—	3,786
Costs associated with Long Island facility closure	—	308
Manchester Industries acquisition related expenses	—	76
Adjusted net earnings[2]	$5,220	$10,728

GAAP net earnings per diluted share	$0.16	$0.45
Adjustments, after-tax[1]:
Directors' equity-based compensation benefit	(0.03)	(0.06)
Reorganization expenses associated with SG&A cost control measures	0.22	—
Impact of state tax rate changes	(0.04)	—
Costs associated with Oklahoma City facility closure	—	0.23
Costs associated with Long Island facility closure	—	0.02
Manchester Industries acquisition related expenses	—	—
Adjusted net earnings per diluted share[2]	$0.31	$0.64

[1]	Tax effect was calculated using the estimated annual effective tax rate for the period presented.
[2]	Adjusted net earnings and Adjusted net earnings per diluted share exclude the impact of the items listed that the Company does not believe are indicative of its core operating performance.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
Unaudited (Dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
Consumer Products:
Net sales	$238,842	$242,423
Operating income[5]	1,629	6,204
Depreciation and amortization expense[6]	14,297	18,242
Consumer Products EBITDA[1,5]	$15,926	$24,446
Reorganization expenses associated with SG&A cost control measures	1,443	—
Costs associated with Oklahoma City facility closure	—	2,074
Costs associated with Long Island facility closure	—	466
Consumer Products Adjusted EBITDA[2,5]	$17,369	$26,986
Consumer Products EBITDA margin[3]	6.7%	10.1%
Consumer Products Adjusted EBITDA margin[4]	7.3%	11.1%
Pulp and Paperboard:
Net sales	$198,110	$195,102
Operating income[5]	26,154	27,200
Depreciation and amortization expense	9,429	8,105
Pulp and Paperboard EBITDA[1,5]	$35,583	$35,305
Reorganization expenses associated with SG&A cost control measures	291	—
Pulp and Paperboard Adjusted EBITDA[2,5]	$35,874	$35,305
Pulp and Paperboard EBITDA margin[3]	18.0%	18.1%
Pulp and Paperboard Adjusted EBITDA margin[4]	18.1%	18.1%

[1]	Segment EBITDA is segment operating income adjusted for depreciation and amortization.
[2]	Segment Adjusted EBITDA excludes the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[3]	Segment EBITDA margin is defined as Segment EBITDA divided by Segment Net sales.
[4]	Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment Net sales.
[5]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit costs other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.
[6]	Consumer Products depreciation and amortization expense for the three months ended March 31, 2017 includes $3.7 million in accelerated depreciation associated with the Oklahoma City facility closure.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Adjusted Operating Income and Operating Margin
Unaudited (Dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
Consumer Products:
Net sales	$238,842	$242,423
Operating income[3]	1,629	6,204
Reorganization expenses associated with SG&A cost control measures	1,443	—
Costs associated with Oklahoma City facility closure[4]	—	5,737
Costs associated with Long Island facility closure	—	466
Consumer Products Adjusted operating income[1,3]	$3,072	$12,407
Consumer Products operating margin	0.7%	2.6%
Consumer Products Adjusted operating margin[2]	1.3%	5.1%

Pulp and Paperboard:
Net sales	$198,110	$195,102
Operating income[3]	26,154	27,200
Reorganization expenses associated with SG&A cost control measures	291	—
Pulp and Paperboard Adjusted operating income[1,3]	$26,445	$27,200
Pulp and Paperboard operating margin	13.2%	13.9%
Pulp and Paperboard Adjusted operating margin[2]	13.3%	13.9%

[1]	Segment Adjusted operating income excludes the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[2]	Segment Adjusted operating margin is defined as Segment Adjusted operating income divided by Segment Net sales.
[3]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit costs other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.
[4]	Costs associated with the Oklahoma City facility closure for the three months ended March 31, 2017 include $3.7 million in accelerated depreciation.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Income Tax Provision
Unaudited (Dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
GAAP income tax benefit (provision)	$360	$(5,000)
Adjustments, tax impact:
Directors' equity-based compensation benefit	177	493
Reorganization expenses associated with SG&A cost control measures	(1,276)	—
Impact of state tax rate changes	(676)	—
Costs associated with Oklahoma City facility closure	—	(1,951)
Costs associated with Long Island facility closure	—	(158)
Manchester Industries acquisition related expenses	—	(39)
Adjusted income tax (provision)[1]	$(1,415)	$(6,655)
Adjusted income tax rate[1,2]	21.3%	38.3%

[1]	Adjusted income tax benefit (provision) and Adjusted income tax rate exclude the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[2]	The Adjusted income tax rate is defined as [Adjusted income tax provision / (Adjusted income tax provision + Adjusted net earnings)].

CONTACT:
Clearwater Paper Corporation
(News media)
Shannon Myers, 509-344-5967
or
(Investors)
Robin S. Yim, 509-344-5906
Vice President, Investor Relations